UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CNL LIFESTYLE PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The Historical Performance Flyer filed by CNL Lifestyle Properties, Inc. (the “Company”) on January 30, 2017 (in connection with the filing of the Company’s definitive proxy statement on January 26, 2017) is being refiled to correct several typographical errors contained in the previously filed version.

CNL LIFESTYLE PROPERTIES, INC. (F.K.A. CNL Income Properties, Inc.)

Data as of Dec. 31, 2016

CNL Lifestyle Properties, Inc. (the “REIT”) is a non-traded real estate investment trust that has invested in a diverse collection of lifestyle assets. The REIT leases its properties on a long-term, triple-net lease basis or engages qualified third-party managers to operate its properties. In March 2014, the REIT engaged Jefferies LLC, a leading global investment banking and advisory firm, to assist in actively evaluating various strategic alternatives to provide liquidity to stockholders. On November 2, 2016 the REIT entered into a sale agreement with EPR Properties and Ski Resort Holdings LLC, a company affiliated with Och-Ziff Real Estate (the “Sale”), upon the completion of which the REIT will undergo a liquidation and dissolution process (the “Dissolution” and, together with the Sale, the “Proposed Transactions”).*

Status: Closed, Pending Liquidation Event (timing anticipated in second quarter of 2017)

Program Life:[1] June 23, 2004 to Present	Amount Raised:[2] $3.3 billion

Offering Period:[3] June 2004 to April 2011 (POP: $10.00/share)	Estimated NAV:[4] $2.10 per share as of Form 8-K filed Dec. 6, 2016

Stockholder Distributions per Share Paid by Year4

Year Invested*	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	Total Sum of Cash Distributions[4]
2004	$0.26	$0.54	$0.56	$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$8.04
2005		$0.54	$0.56	$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$7.78
2006			$0.56	$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$7.24
2007				$0.60	$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$6.68
2008					$0.62	$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$6.08
2009						$0.66	$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$5.46
2010							$0.63	$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$4.80
2011**								$0.63	$0.53	$0.43	$0.43	$1.50	$0.65	$4.17

*	Assumes that a hypothetical investor was a shareholder at first record date of each year and elected to receive cash distributions throughout the period of ownership. May not reflect actual total distributions received. Numbers are rounded to the nearest 0.01.

**	Closed to new investors in 2011.

Estimated NAV and Special Distribution History4

NAV Per Share	Effective	Description

$ 7.31	Aug. 1, 2012	2012 NAV per Form 10-Q filed Aug. 8, 2012, includes previous Special Distribution of $0.035 per share declared Jan. 27, 2009.
$ 6.85	Dec. 31, 2013	2013 NAV per Form 8-K filed Mar. 6, 2014
$ 5.20	Dec. 31, 2014	2014 NAV per Form 8-K filed Mar. 16, 2015
($ 1.30)	Dec. 4, 2015	Special Distribution
$ 3.05	Dec. 31, 2015	2015 NAV per Form 8-K filed Mar. 16, 2016
($ 0.50)	Nov. 1, 2016	Special Distribution
$ 2.10[5]	Dec. 6, 2016	2016 NAV after all declared distributions using balance sheet as of Sept. 30, 2016, as adjusted, per Form 8-K filed Dec. 6, 2016.[4]

DRP:6 95% of the public offering price at time of reinvestment, reinvested quarterly. After offering closed, DRP price was the estimated NAV per share at time of reinvestment, reinvested quarterly. DRP was available Sept. 20, 2004 to Sept. 26, 2014.

Disclosures and Footnotes:

**There is no assurance as to the timing or completion of the Proposed Transactions.

1 Program Life represents the REIT’s commencement of operations date through the date specified above.

2 Amount Raised is the aggregate dollar amount of gross proceeds raised including proceeds from the DRP. Amount Raised does not take into account the amounts used to pay any upfront fees and sales load and has not been reduced for redemptions.

3 The Offering Period represents the time during which the REIT accepted new investments. The Public Offering Price (“POP”) of $10.00 per share was in effect May 2004 to April 2011. Certain purchases were made at a discount to public purchase price.

4 Distributions declared in June and July of 2004 were paid on Sept. 20, 2004. On November 1, 2016, the board of directors approved the suspension of the REIT’s quarterly cash distribution on its common stock effective as of the fourth quarter 2016 distribution.

Special Distributions: On Jan. 27, 2009, the board of directors declared a special distribution of $0.035 per share to stockholders of record as of March 31, 2009. The special distribution was paid on June 30, 2009 along with the quarterly distribution. On Dec. 4, 2015, the board of directors declared a special distribution in the amount of $1.30 per share, payable to the holders of record of the REIT’s common stock as of the close of business on Dec. 4, 2015. The distribution was paid on Dec. 10, 2015. On Nov. 2, 2016, the board of directors declared a special distribution in the amount of $0.50 per share, payable to the holders of record of the REIT’s common stock as of Nov. 1, 2016. The distribution was paid on Nov. 14, 2016.

For the year ending Dec. 31, 2016 all distributions were paid from cash from operating activities and dispositions of properties. The taxable income will be reported following the end of the fiscal year. For the years ended Dec. 31, 2015, 2013, 2010, 2009, 2008, 2007, 2006, 2005, 2004 and 2003 approximately 46, 29, 0.3, 4, 41, 58, 72, 52, 24 and 0 percent, respectively, of the distributions received by stockholders were considered to be taxable income and approximately 54, 71, 100, 96, 59, 42, 28, 48, 76 and 0 percent, respectively, were considered a return of capital for federal income tax purposes. For each of the years ended Dec. 31, 2014, 2012 and 2011 none of the distributions paid to stockholders were considered taxable income and approximately 100 percent were considered a return of capital to stockholders for federal income tax purposes. In light of the Plan of Dissolution, the board of directors approved the suspension of the quarterly cash distribution effective as of the fourth quarter 2016 distribution. . Over time, distributions included a return of principal and borrowed funds which may lower overall actual returns to the investor.

5 The estimated NAV of $2.10 per share takes into account the Proposed Transactions, net of estimated transaction fees, closing costs and contingencies in connection with that process. The estimated figures for per share valuation are subject to change and not the amount an investor is expected to receive now or at any time in the future. The estimated NAV per share is based on a number of assumptions and estimates; given these uncertainties, investors should not place undue reliance on the estimated values which are dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. An investor’s actual return is unknown until share redemption or a liquidity event occurs.

6 The Distribution Reinvestment Program was offered at the sole discretion of the REIT’s board of directors and was suspended effective Sept. 24, 2014.

For complete details, read the REIT’s 10-K filings and other financial documents available on SEC.gov.

*Additional Information about the Proposed Transactions and Where to Find It

The REIT has filed a definitive proxy statement with the SEC which will be mailed to the REIT stockholders on or around January 31, 2017, asking the REIT stockholders to approve the Proposed Transactions. THE DEFINITIVE PROXY CONTAINS IMPORTANT INFORMATION ABOUT THE REIT, THE PURCHASERS, THE PROPOSED SALE, DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS, STOCKHOLDERS OF THE REIT ARE URGED TO READ THE DEFINITIVE PROXY MATERIALS CAREFULLY. The information contained herein should be read in conjunction with, and is qualified by, the information contained in the definitive proxy statement. The definitive proxy statement and other documents can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov, at the REIT’s website at http://www.cnllifestylereit.com/ under the tab “Investor Relations” and then “SEC Filings” and from the REIT’s Investors Relations Department, 450 South Orange Avenue, Orlando, Florida 32801, telephone: (866) 650-0650.

CNL Lifestyle Properties, Inc.

450 South Orange Ave.

Orlando, Florida 32801-3336

(866) 650-0650

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